Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-193662) pertaining to the 2001 Stock Option Plan, the 2012 Equity Incentive Plan, the 2013 Equity Incentive Plan and the 2013 Employee Stock Purchase Plan of Celladon Corporation of our report dated March 31, 2014, with respect to the consolidated financial statements of Celladon Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

San Diego, California

March 31, 2014